EXHIBIT 10.1

PLEASE SEE PDF VERSION

EXHIBIT 10.1

 A Memorandum of Understanding (the “MOU”), by and between Air Cyprus Aviation Limited and Ameri Metro Ireland, Ltd, DATED September 30, 2018, as amended.